Exhibit 99 (p) (4)

STATEMENT OF POLICY RESTRICTING COMMUNICATION AND USE

OF ISSUER-RELATED INFORMATION BY PRUDENTIAL INVESTMENT ASSOCIATES

INTRODUCTION

Prudential’s Ethics Policy requires Prudential associates to conduct every aspect of our business in a fair, lawful and ethical manner and to maintain the confidentiality of confidential or proprietary information obtained in the course of their employment, including information with respect to the financial condition and business activity of any enterprise with which Prudential is doing business. The Federal securities laws prohibit Prudential and Prudential associates from trading securities on the basis of material non-public information and require Prudential to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of its business, to prevent the misuse of material non-public information by Prudential or any Prudential associate. This Statement of Policy, which replaces the “Policy Statement Concerning Handling of Non-Public Investment Information” originally adopted in 1988, is designed to ensure that Prudential’s investment operations comply with these requirements.

The Statement of Policy establishes a “Chinese Wall” between Prudential investment units engaged in private fixed-income, equity and real estate investing (which often acquire non-public information) and Prudential investment units engaged in the management of portfolios of publicly traded securities. It prohibits, without the prior approval of compliance officers, the communication by employees assigned to “private-side” units to employees assigned to “public-side” units (and to employees assigned to Prudential Securities business units that engage in trading, sales and research activities) of any information with respect to identified issuers as to which the private-side units possess material non-public information. It also prohibits communication by employees assigned to “public-side” units with employees assigned to “private-side” units (and with employees assigned to Prudential Securities business units that engage in investment banking and merchant banking activities) for the purpose of eliciting material non-public information with respect to issuers of publicly traded securities. The Statement of Policy also establishes access restrictions, compliance monitoring procedures and training and confirmation procedures that are designed to ensure compliance with the communication restrictions.

All employees assigned to Prudential investment units are expected to become familiar with and to comply with the Statement of Policy. All such employees will be required to sign an annual statement confirming their understanding of and compliance with the Statement of Policy. Violations of the Statement of Policy will be considered serious matters and may lead to serious disciplinary actions, including termination of employment in appropriate cases.

Any questions with respect to the Statement of Policy should be referred to compliance officers or the Law Department.

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1.	COMMUNICATION RESTRICTIONS

A.

Restricted Communications by Private-Side Associates. Without the prior written approval of Compliance Officers, Private-Side Associates shall not communicate to Public-Side Associates or PSI Marketing-Side Associates any information (whether or not material or non-public) with respect to (i) an identified issuer whose name appears on the Private-Side Monitored List or (ii) any other identified issuer of publicly traded securities with respect to which the Private-Side Associate possesses material non-public information. This restriction applies to both oral and written communication, including communication through electronic media.

B.

Restricted Communications by Public-Side Associates. Public-Side Associates shall not communicate with Private-Side Associates or PSI Banking-Side Associates for the purpose of (i) eliciting material non-public information with respect to issuers of publicly traded securities, (ii) determining whether particular Private-Side Associates or PSI Banking-Side Associates possess material non-public information with respect to particular issuers of publicly traded securities or (iii) determining whether the names of particular issuers of publicly traded securities appear on the Private-Side Monitored List. This restriction applies to both oral and written communication, including communication through electronic media. In the event that a Public-Side Associate directs to a Private-Side Associate an inquiry with respect to (x) an issuer whose name appears on the Private-Side Monitored List or (y) any other issuer of publicly traded securities with respect to which the Private-Side Associate possesses material non-public information, the Private-Side Associate may offer to provide publicly available information but shall not communicate any other information with respect to such issuer and shall not disclose that the issuer’s name appears on the Private-Side Monitored List or that the Private-Side Associate possesses material non-public information with respect to such issuer.

C.

Materiality Guidelines. Corporate Compliance, in consultation with the Law Department, shall establish and maintain guidelines with respect to the materiality of non-public issuer-related information of the types commonly possessed by Prudential Investment Associates. The materiality guidelines, and any modifications thereof approved by Corporate Compliance, shall be communicated in writing to all Prudential Investment Associates. All determinations of the materiality of non-public issuer-related information for purposes of paragraphs 1A, 1B, 3A and 3B and for all other purposes of this Statement of Policy shall be consistent with the materiality guidelines, except in cases where Compliance Officers, in consultation with the Law Department, determine in writing that the materiality guidelines should not apply. Any questions that Prudential Investment Associates may have with respect to the materiality of particular non-public information should be referred to Compliance Officers (who may make determinations in consultation with the Law Department) or directly to the Law Department.

D.

Issuer Identification. For purposes of paragraph 1A and for all other purposes of this Statement of Policy, an issuer shall be deemed to be “identified” in relation to information where the information includes either the issuer’s identity

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or other facts from which a knowledgeable investment analyst could infer the issuer’s identity.

E.

Approved Communications. Compliance Officers shall make their approval of communications otherwise prohibited under paragraph 1A subject to such conditions as they may deem appropriate to ensure that Private-Side Associates will not communicate to Public-Side Associates or PSI Marketing-Side Associates any material non-public information with respect to identified issuers of publicly traded securities. Examples of conditions that may be deemed appropriate on a case-by-case basis include monitoring of oral communications by Compliance Officers or Prudential investment lawyers, recording of oral communications for subsequent monitoring, limitations on the subjects to be addressed in oral communications, pre-clearance of written communications, and the use of code names in oral and written communications.

F.

Confidentiality Agreements. This Statement of Policy does not affect obligations under confidentiality agreements restricting the internal or external communication of issuer-related information by Prudential associates.

2.	ACCESS RESTRICTIONS

A.

Internal Meetings. Without the prior written approval of Corporate Compliance, Public-Side Associates shall not attend or participate in those parts of Board of Directors, Investment Committee, Financial Controls Council or other oversight meetings or teleconferences during which Private-Side Associates make presentations that are expected to include non-public information with respect to identified issuers of publicly traded securities.

B.

Records. Without the prior written approval of Corporate Compliance, Public-Side Associates shall not have access to Investment Committee memoranda, portfolio reports, paper or electronic files or computer databases prepared or maintained by Private-Side Associates that include non-public information with respect to identified issuers of publicly traded securities. For purposes of this paragraph 2B, the Private-Side Monitored List, as well as quality ratings assigned to issuers by Private Market Units, shall be deemed to incorporate non-public information.

C.

Office Space. Public-Side Associates and Private-Side Associates shall not maintain offices on the same floor of any building, except pursuant to arrangements approved in writing by Corporate Compliance.

D.	Trading Rooms. Without the prior written approval of Compliance Officers, Private-Side Associates shall not enter trading rooms maintained by Public Market Units.

3.	COMPLIANCE MONITORING

A.

Public-Side Restricted List. Corporate Compliance shall maintain (in electronic format) a list of all issuers of publicly traded securities with respect to which Public-Side Associates possess material non-public information. Whenever any

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Public-Side Associate obtains (from any source) material non-public information with respect to an issuer of publicly traded securities, the Public-Side Associate shall immediately notify the appropriate business unit compliance officer, who shall immediately arrange for the issuer’s name to be placed on the Public-Side Restricted List and maintained thereon until such time as the business unit compliance officer concludes that no Public-Side Associate possesses material non-public information with respect to the issuer. Without the prior written approval of Corporate Compliance and the Law Department, Public-Side Associates shall not purchase or sell, for any account, securities of any issuer whose name appears on the Public-Side Restricted List, or any options or futures contracts in respect of such securities, unless the purchase or sale is from or to the issuer or an underwriter for the issuer.

B.

Private-Side Monitored List. The principal Private Market Unit compliance officer shall maintain (in electronic format) a list of all issuers of publicly traded securities with respect to which Private-Side Associates possess material non-public information. Whenever any Private-Side Associate obtains (from any source) material non-public information with respect to an issuer of publicly traded securities, the Private-Side Associate shall immediately notify the appropriate business unit compliance officer, who shall immediately arrange for the issuer’s name to be placed on the Private-Side Monitored List and maintained thereon until such time as the business unit compliance officer concludes that no Private-Side Associate possesses material non-public information with respect to the issuer. Without the prior written approval of the appropriate business unit compliance officer and the Law Department, Private-Side Associates shall not purchase or sell, for any account, securities of any issuer whose name appears on the Private-Side Monitored List, or any options or futures contracts in respect of such securities, unless the purchase or sale is from or to the issuer or an underwriter for the issuer.

C.

Monitoring of Public-Side Trading. On each business day, Corporate Compliance shall arrange (i) for reports of trades executed by Public Market Units on the 15 preceding calendar days to be compared with the Private-Side Monitored List as of the next preceding business day, (ii) for all trades in securities of issuers whose names appear on the Private-Side Monitored List to be identified and (iii) for each such trade to be reviewed and, in appropriate cases, investigated pursuant to procedures approved in writing by Corporate Compliance. The outcomes of investigations conducted pursuant to this paragraph 3C shall be documented in memoranda filed with Corporate Compliance.

D.

Monitoring of PSI Marketing-Side Trading. Corporate Compliance shall arrange for the Public-Side Restricted List and the Private-Side Monitored List, together with copies of any written approvals by Compliance Officers of communications to PSI Marketing-Side Associates otherwise prohibited under paragraph 1A, to be provided to PSI’s Compliance Department for comparison with trades executed by PSI Marketing-Side Units and for such further action as PSI’s Compliance Department may deem appropriate.

E.	Monitoring of Employee Trading. Corporate Compliance shall arrange for reports of trades executed by Prudential Investment Associates for their own

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account to be compared with both the Private-Side Monitored List and the Public-Side Restricted List pursuant to Prudential’s securities trade monitoring system applicable to employee trading.

4.	TRAINING AND CONFIRMATIONS

A.

Initial Training. Whenever a new employee is assigned to a Prudential Investment Unit (other than upon transfer from another Prudential Investment Unit) and thereby becomes a Prudential Investment Associate, the appropriate business unit compliance officer shall, on the effective date of the assignment, provide the new Prudential Investment Associate with copies of this Statement of Policy and the materiality guidelines established pursuant to paragraph 1C. Within 30 days thereafter, the new Prudential Investment Associate shall attend a presentation on this Statement of Policy by the appropriate business unit compliance officer or by a Prudential investment lawyer. The presentation shall include explanations of the materiality guidelines established pursuant to paragraph 1C and the meanings of the terms “material” and “non-public” for purposes of this Statement of Policy.

B.

Annual Training. At least once in each calendar year, each Prudential Investment Associate shall attend a presentation on this Statement of Policy by Corporate Compliance, business unit compliance officer(s) and/or Prudential investment lawyer(s). The presentation shall include explanations of the materiality guidelines established pursuant to paragraph 1C and the meanings of the terms “material” and “non-public” for purposes of this Statement of Policy.

C.

Annual Confirmations. Within 30 days after the end of each calendar year, each Prudential Investment Associate shall file with Corporate Compliance written confirmation that such Prudential Investment Associate (i) has read and understands this Statement of Policy, (ii) attended a presentation on this Statement of Policy during the preceding calendar year, (iii) complied with this Statement of Policy during the preceding calendar year and (iv) is not aware of any violation of this Statement of Policy by another Prudential Investment Associate.

D.

Transfers to Public Market Units. Whenever a Private-Side Associate transfers to a Public Market Unit and thereby becomes a Public-Side Associate, the new Public-Side Associate shall, on the effective date of the transfer, sign and file with Corporate Compliance a memorandum (i) confirming the signer’s understanding of the signer’s new responsibilities as a Public-Side Associate and (ii) identifying the issuers of publicly traded securities (if any) with respect to which the signer possesses material non-public information. The name(s) of any issuer(s) of publicly traded securities so identified shall be immediately placed on the Public-Side Restricted List.

5.	EXCEPTIONS AND MODIFICATIONS

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A.	Approval. Exceptions to and modifications of this Statement of Policy shall be approved by the Executive or Senior Vice President in charge of Corporate Governance or the Administrative Officer.

B.

Documentation. The reasons for, and any conditions applicable to, each exception and modification shall be recorded in a memorandum approved by the officer who approves the exception or modification, which shall be filed with Corporate Compliance. Corporate Compliance shall maintain a central file of such memoranda, together with the materiality guidelines established pursuant to paragraph 1C and all other written approvals, confirmations, determinations, memoranda and communications required by this Statement of Policy.

6.	DEFINITIONS

For purposes of this Statement of Policy, the following terms have the meanings specified below:

“Administrative Officer” means the Chief Compliance Officer of Prudential or such other officer as the Executive or Senior Vice President in charge of Corporate Governance may from time to time designate.

“Compliance Officer” means a compliance officer assigned to Corporate Compliance or a business unit compliance officer.

“Corporate Compliance” means the Corporate Compliance Division of the Corporate Governance Department.

“Private Market Units” means those Prudential business units identified as “Private Market Units” in the schedule attached as Exhibit A hereto, as such schedule may be modified from time to time with the written approval of the Administrative Officer.

“Private-Side Associates” means (i) employees assigned to Private Market Units and (ii) employees assigned to the Operations & Systems Department who support Private Market Units.

“Private-Side Monitored List” means the list (of all issuers of publicly traded securities with respect to which Private-Side Associates possess material non-public information) maintained pursuant to paragraph 3B.

“Prudential Investment Associates” means Private-Side Associates and Public-Side Associates.

“Prudential Investment Unit” means a Private Market Unit or a Public Market Unit.

“PSI” means Prudential Securities Incorporated.

“PSI Banking-Side Associates” means employees assigned to those PSI business units identified as “Banking Units” in the schedule attached as Exhibit B

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hereto, as such schedule may be modified from time to time with the written approval of the Administrative Officer.

“PSI Marketing-Side Associates” means employees assigned to PSI Marketing-Side Units.

“PSI Marketing-Side Units” means those PSI business units identified as “Marketing Units” in the schedule attached as Exhibit B hereto, as such schedule may be modified from time to time with the written approval of the Administrative Officer.

“Public Market Units” means those Prudential business units identified as “Public Market Units” in the schedule attached as Exhibit A hereto, as such schedule may be modified from time to time with the written approval of the Administrative Officer.

“Public-Side Associates” means (i) employees assigned to Public Market Units and (ii) employees assigned to the Operations & Systems Department who support Public Market Units.

“Public-Side Restricted List” means the list (of all issuers of publicly traded securities with respect to which Public-Side Associates possess material non-public information) maintained pursuant to paragraph 3A.

7.	MISCELLANEOUS

A.

Effective Date. This Statement of Policy shall be effective as of a date to be specified in a memorandum signed by the Senior Vice President in charge of the Audit Compliance & Investigations Department. The memorandum shall confirm that the materiality guidelines contemplated by paragraph 1C, the compliance monitoring procedures contemplated by paragraph 3 and the training and confirmation procedures contemplated by paragraph 4 are all in place. The effective date shall be announced to Prudential Investment Associates at least one week in advance. Modifications to this policy will be effective upon approval by the Executive Vice President or Senior Vice President in charge of Corporate Governance or the Administrative Officer.

B.

Prior Policy Statements. This Statement of Policy shall supersede all prior policy statements restricting the communication and use of issuer-related information by Prudential Investment Units generally, but it shall not supersede policy statements adopted by particular Prudential Investment Units that are consistent with this Statement of Policy.

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EXHIBIT A

CHINESE WALL STATUS OF

PRUDENTIAL INVESTMENT UNITS

(effective as of June 20, 2000)

PRIVATE MARKET UNITS	PUBLIC MARKET UNITS

Prudential Capital Group[1]	INTECH[1]

Prudential Mortgage Capital Company[1]
Jennison Associates[1]
Prudential Real Estate Investors[1,2]	Quantitative Management
Prudential Timber Investments	Prudential Investments Individually Managed Accounts

PREI International[1]	Prudential Asset Management Japan[1]
PRICOA Property Investment Management
PRICOA Property Private Equity	Prudential Global Asset Management-Fixed Income[1]
Global Realty Advisors
Prudential Real Estate Securities Investors[1]
Prudential Agricultural Group[1]
Structured Finance Group[1]
Private Equity Group[1]
ARGUS Capital Group	Prudential Global Funding
Direct Private Equity Team
PRICOA Capital Group
Prudential Asia Infrastructure Investors
Prudential Asset Management Asia
Prudential Equity Investors
Prudential Latin America Investments

Portfolio Management Group

Investment Risk Group

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1 Unit of Prudential Global Asset Management

2 Excluding Prudential Real Estate Securities Investors

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EXHIBIT B

CHINESE WALL STATUS OF UNITS

OF PRUDENTIAL SECURITIES INCORPORATED

(effective as of June 20, 2000)

BANKING UNITS	MARKETING UNITS

Investment Banking[1]	Equity Capital Markets

Public Finance -- Banking	Equity Products & Strategies

Taxable Fixed Income -- Banking	Equity Trading, Sales & Research

International -- Banking	Municipal Underwriting & Trading

Municipal Research

Private Client Group (Retail Activity)

Taxable Fixed Income -- Trading & Research

International (-- Retail) & Futures

National Sales

Prudential Securities Portfolio Management and Quantum Group[2]

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1 Includes Prudential Volpe Technology Group and Prudential Vector.

2 Commonly referred to as the PSPM and Quantum Group.

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